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                            REVOCABLE PROXY






                       ALLIED BANK CAPITAL, INC.

                    Special Meeting of Shareholders
                         _______________, 1995

                 Proxy Solicited by Board of Directors

The undersigned hereby appoints
__________________________________________,
__________________ and _______________with full powers of substitution, to act as attorneys and proxies to vote all shares of common stock of Allied Bank Capital, Inc. ("Allied") that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the _____________________, _________________________,
_______________________, Sanford, North Carolina, on ______________,
__________________, 1995 at ____ __.m., at any adjournments thereof, as follows:

1. Proposed Merger. Approval of the Agreement and Plan of Reorganization and Merger dated August 7, 1995 (the "Agreement") between First Citizens BancShares, Inc. ("BancShares") and Allied, pursuant to which Allied will merge with and into BancShares. Each outstanding share of Allied's common stock will be converted into the right to receive either
         (i) $25.25 in cash, (ii) 0.531 newly issued shares of BancShares Class A common stock or (iii) $25.25 in unsecured, subordinated debentures (subject to adjustment and to proration as described in the Agreement).
         [ ] FOR             [ ] AGAINST          [ ] ABSTAIN

2. Transaction of any other business that may properly come before the meeting.

The Board of Directors of Allied recommends a vote "FOR" the proposals listed above.

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THIS PROXY WILL BE VOTED AS DIRECTED ABOVE.  IF NO INSTRUCTIONS ARE
GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

This proxy may be revoked at any time before it is exercised by filing with Allied either an instrument revoking it or a duly executed proxy bearing a subsequent date or by attending the Special Meeting and voting in person.

The undersigned acknowledges receipt from Allied, prior to the execution of this proxy, of the Notice of Special Meeting and a Prospectus/Proxy Statement dated ________________, 1995.

                             Dated:  _________________________, 1995


                             ______________________________
                             Signature of Shareholder

                             ______________________________
                             Signature of Shareholder


Please date and sign your name exactly as your name appears on this proxy. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by the president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.